Exhibit 99.3

RF Specialties, LLC

Unaudited Financial Statements

September 30, 2023

RF Specialties, LLC

Balance Sheets

(Unaudited)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$97,894	$35,916
Accounts Receivable, Net	78,443	7,533
Total current assets	176,337	43,449

Property & Equipment, Net	188,112	205,492
Other Assets	16,010	-
Right-of-use Asset	820,192	-

Total assets	1,200,651	$248,941

LIABILITIES AND MEMBERS’ EQUITY(DEFICIT)
Current liabilities:
Accounts Payable	$-	$26,015
Loan Payable, current	22,342	21,774
Accrued Expenses	82,836	-
Right-of-use Liability, current portion	93,931	-
Total current liabilities	99,109	47,789

Loan Payable, net of current portion	63,214	80,882
Right-of-use Liability, net of current portion	726,262	-
Total liabilities	988,584	128,671

Members’ Equity (Deficit):
Members’ equity (deficit):	(587,805)	(540,000)
Retained Earnings	799,872	600,270
Total Members’ Equity (Deficit)	212,067	120,270

Total liabilities and Members’ Equity (Deficit)	$1,200,651	$248,941

See the accompanying notes to these unaudited financial statements.

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RF Specialties, LLC

Statements Of Operations

For The Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	September 30, 2023	September 30, 2022

Revenue	$512,502	$463,171
Cost of Revenues	149,325	172,244
	363,177	290,927

OPERATING EXPENSES:

General & Administrative Expense	182,456	110,575
Depreciation & Amortization Expense	35,246	18,813
Total operating expenses	217,702	129,388

Net Income from operations	145,475	161,539

OTHER (INCOME) EXPENSES:
Gain on Sale of Assets	-	(4,848)
Interest Expense - Net	5,873	2,684
Total other (income) expense	5,873	(2,164)

NET INCOME	$139,602	$163,703

See the accompanying notes to these unaudited financial statements.

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RF Specialties, LLC

Statements Of Members’ Equity (Deficit)

For The Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	Members’ Equity	Retained	Total Members’ Equity
	Amount	Earnings	(Deficit)
Balance, December 31, 2021	$(518,595)	$510,369	$(8,226)

Distribution to Member(s)	(16,944)	-	(16,944)

Net Income	-	163,703	163,703

Balance, September 30, 2022	$(535,539)	$674,072	$138,533

Balance, December 31, 2022	$(540,000)	$660,270	$120,270

Distribution to Member(s)	(47,805)	-	(47,805)

Net Income	-	139,602	139,602

Balance, September 30, 2023	$(587,805)	$799,872	$212,067

See the accompanying notes to these unaudited financial statements.

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RF Specialties, LLC

Statements of Cash Flows

For The Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	September 30, 2023	September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$139,602	$163,703
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on Sale of Assets	-	(4,848)
Depreciation Expense	35,246	18,813
Changes in operating assets and liabilities:
Accounts Receivable	(70,910)	5,049
Other Assets	(16,010)	1,250
Accounts Payable	(26,015)	(23,083)
Accrued Expenses	82,836	64,495
Net cash used in operating activities	144,749	225,379

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,866)	(113,841)
Net cash provided by (used in) investing activities	(17,866)	(113,841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on loans payable	(17,100)	(19,145)
Distributions to Member (s)	(47,805)	(16,944)
Net cash provided by financing activities	(64,905)	(36,089)

Net change in cash	61,978	75,449

Cash at beginning of period	35,916	5,571

Cash at end of period	$97,894	$81,020

Supplemental disclosure of cash flow information:
Cash paid for interest	-	-
Cash paid for taxes	-	-

Supplemental disclosure of cash flow from financing activities:
Vehicles purchased through loans payable	$-	$108,331
Initial recognition of ASC 842	$842,455	$-
Loans payable settled with vehicle trade-in	$-	$45,000

See the accompanying notes to these unaudited financial statements.

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RF Specialties, LLC

Notes to the Financial Statements

(Unaudited)

Note 1:	Organization, Nature of Operations and Summary of Significant Accounting Policies

Company Operations

RF Specialties, LLC is an innovative company pushing the boundaries of sustainable Radio Frequency applications. For over 12 years RF Specialties has addressed companies’ most pressing challenges by implementing automated Radio Frequency Technology in a sustainable way reducing energy costs and increasing speed to market when compared to traditional methods. By bringing Radio Frequency applications to market RF Specialties has successfully elevated a wide range of industries including structural engineering, food & beverage, and manufacturing.

Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2022. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been omitted from this report.

Results for the interim periods in this report are not necessarily indicative of future financial results and have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited financial statements include all adjustments necessary to present fairly our interim financial statements as of September 30, 2023, and for the nine months ended September 30, 2023, and 2022. These adjustments are of a normal recurring nature and consistent with the adjustments recorded to prepare the annual audited financial statements as of December 31, 2022.

Going Concern

The Company’s interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has had minimal working capital since inception and expects to continue to have minimal working capital. The Company’s management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Accounts Receivable and the Allowances for Doubtful Accounts

Accounts receivable are recorded in the period when the right to receive payment or other consideration becomes unconditional. Accounts receivable are recorded at the invoiced amount and do not earn interest.

The Company maintains an allowance for doubtful accounts based upon the best estimate of probable credit losses in existing accounts receivable. The Company determines the allowance based upon individual accounts when information indicates the customers may have an inability to meet their financial obligations, as well as historical collection and write-off experience. The company had an accounts receivable balance of $78,443 and $7,533 net of zero allowance for doubtful accounts as of September 30, 2023, and December 31, 2022.

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Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326)” (“ASU 2016-13”). The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

Note 2:	Related Parties

The Company is 100% owned by the sole owner Keith Mort. During the year ended December 31, 2022, distributions to the owner were $21,405. During the periods ended September 30, 2023, and 2022, distributions to the owner were $47,805 and $16,944, respectively.

Note 3:	Other Assets

Other assets as of September 30, 2023 consist of a utility deposit and rent deposit for lease in 2023. Balances as of September 30, 2023, and December 31, 2022, were $16,010 and $0, respectively.

Note 4:	Accounts Payable and Accrued Expenses

The Company’s accounts payable were $0 and $26,015 as of September 30, 2023, and December 31, 2022, respectively and consists of trade payables.

The Company’s accrued expenses were $82,836 and $0 as of September 30, 2023, and December 31, 2022, respectively and consists of credit cards, rent and payroll liabilities.

Note 5	Contingencies and Concentration of Risks

Contingencies

The Company is subject to various claims that arise in the normal course of business. In the opinion of management, the ultimate disposition of such claims will not have a material adverse effect on the financial position or results of operations of the Company.

Concentration of risks

Four of the Company’s customers accounted for more than 10% of its revenues as of December 31, 2022, Customer A with 25%, Customer B with 24%, Customer C with 22% and Customer D with 18%.

Two of the Company’s customers accounted for more than 10% of its accounts receivable as of September 30, 2023, Customer A with 84% and Customer B with 12%.

Note 6:	Member’s Equity (Deficit)

The Company is 100% owned by the sole owner Keith Mort. During the year ended December 31, 2022, distributions to the owner were $21,405. During the periods ended September 30, 2023 and 2022, distributions to the owner were $47,805 and $16,944, respectively.

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Note 7:	Loans Payable

Loans payable for the nine months ended September 30, 2023, are listed in the table below:

Loans	Origination Date	Interest Rate	12/31/22 Balance	2023 Repayments	9/30/2023 Balance
Loan Payable - Mercedes	9/19/2022	6.79%	71,709	8,115	63,594
Loan Payable - Dodge	6/18/2022	0.00%	30,947	8,985	21,962
Line of Credit - Wells Fargo	Various	11.25%	-	-	-
Total			$102,656	$17,100	$85,556

Interest expense of $5,875 and $1,891 was recorded in the periods ended September 30, 2023, and 2022, respectively. Accrued interest as of September 30, 2023, and December 31, 2022, was zero.

Loans payable for the year ended December 31, 2022, are listed in the table below:

Loans	Origination Date	Interest Rate	12/31/21 Balance	2022 Borrowings	2022 Repayments	12/31/22 Balance
Loan Payable - Ally	3/12/2020	5.79%	41,869	-	41,869	-
Loan Payable - Mercedes	9/19/2022	6.79%	-	72,393	684	71,709
Loan Payable - Dodge	6/18/2022	0.00%	-	35,938	4,991	30,947
Line of Credit - Wells Fargo	Various	11.25%	24,696	-	24,696	-
Total			$66,565	$108,331	$72,240	$102,656

On September 19, 2022, the Company sold a 2020 Ford Expedition in conjunction with the acquisition of another vehicle. The Ford Expedition had a cost of $66,947 with a net book value of $40,152 on the date of the sale. The trade in resulted in a credit of $45,000 applied against the new vehicle purchase and a gain of $4,848 being recorded on the sale.

During the year ended December 31, 2022, the Company acquired two vehicles through financing in the amount of $108,331. During the year ended December 31, 2022, the Company repaid various loan payables and a line of credit for a total amount of $30,372 in repayments.

The following is a summary of the future minimum payments of loans payable:

Year Ending
September 30,
2024	$22,460
2025	19,201
2026	12,000
2027 and Thereafter	31,895
$85,556

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Note 8:	Property and Equipment

Property and equipment consisted of the following as of September 30, 2023, and December 31, 2022:

	2023	2022
Furniture & fixtures	$3,299	$2,101
Equipment	24,505	24,505
Building	10,919	-
Vehicles	196,870	196,870
Office & Computer equipment	11,527	5,778
Less accumulated depreciation	(59,008)	(23,762)
Total property and equipment, net	$188,112	$205,492

Purchases of property and equipment totaled $17,866 and $113,856 for the nine months ended September 30, 2023, and 2022, respectively, with $108,331 of the 2022 additions being financed.

A gain of $4,848 was recorded in the period ended September 30, 2022, for the September 19, 2022, sale of a 2020 Ford Expedition in conjunction with the acquisition of another vehicle. The Ford Expedition had a cost of $66,947 with a net book value of $40,152 on the date of the sale. The trade-in resulted in a credit of $45,000 applied against the new vehicle purchase and a gain of $4,848 being recorded on the sale.

Note 9:	Leases

The Company maintains an operating lease for its office space and operating facility. The lease has a remaining term of 80 months. The Company determines if an arrangement is a lease at inception. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at commencement to determine the present value of the lease payments. Right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. As of September 30, 2023, and December 31, 2022, the amount of right-of-use assets and lease liabilities were $820,192 and $0, respectively. Aggregate lease expense for the nine months ended September 30, 2023, and 2022 were $22,263 and $0, respectively.

		Remaining
	Operating	Term in
	Lease	Years
2024	160,200
2025	160,200
2026	160,200
2027	160,200
2028	160,200
2029	160,200
2030	120,150
Total lease payments	1,081,350
Less: imputed interest	(261,158)
Present value of lease liability	820,192	6.67

Note 10:	Interest Income

The Company recorded nominal interest income during the nine months ended September 30, 2022, for late fees charged to customers on invoices.

Note 11:	Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 24, 2024, the date these financial statements were available to be issued. Other than those disclosed below, Management was not aware of any subsequent events requiring additional accrual or disclosure in the accompanying financial statements.

On January 19, 2023, the Company entered into an Exchange Agreement (the “Exchange Agreement”), by and between the Company, MDwerks, Inc. (“MDwerks”) and Keith A. Mort as the sole member of the Company. Pursuant to the terms of the Exchange Agreement, MDwerks agreed to acquire from Mr. Mort, and Mr. Mort agreed to sell to MDwerks, 100% of the equity interests and membership interests of the Company, in exchange for the issuance by MDwerks to Mr. Mort of 7,500,000 shares of MDwerk’s common stock, par value $0.001 per share (the “Exchange”). The transaction closed on December 27, 2023. Immediately following the Exchange, RFS became a wholly owned subsidiary of MDwerks.

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